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                                                              EXHIBIT 3.4(vii)

                      AMENDMENT NO. 4 TO CREDIT AGREEMENT

        This Amendment No. 4 to Credit Agreement ("Amendment No. 4") dated as of February 28, 1996 is made by and among SPX Corporation, a Delaware corporation (the "Borrower"), each of the undersigned Lenders and The First National Bank of Chicago, individually and as agent for the Lenders.

                                    RECITALS

        A. The parties hereto are party to a certain Credit Agreement dated as of March 24, 1994 (as heretofore amended, the "Credit Agreement"). Each capitalized term used but not otherwise defined herein shall have the meaning ascribed to such term in the Credit Agreement.

        B. The parties hereto desire to enter into this Amendment No. 4 in order to give effect to and permit certain restructuring changes contemplated by the Borrower.

        NOW, THEREFORE, in consideration of the mutual execution hereof and other good and valuable consideration, the Agent, the Required Lenders and the Borrower agree as follows:

        1.      Amendments.

        1.1 Amendment of Section 6.29.2. Section 6.29.2(b) of the Credit Agreement is deleted in its entirety and the following is added in substitution therefor:

"(b) During the Alternate Permanent Facility Term, maintain an Interest Expense Coverage Ratio of not less than the following for the following respective periods:

        Period                                                  Ratio

        As of the end of each of the first three fiscal
        quarters ending in fiscal year 1996,
        for the trailing four fiscal quarter
        period then ended                                       1.75 to 1.0

        As of the end of the fiscal quarter ending
        December 31, 1996, for the trailing four
        fiscal quarter period then ended                        2.25 to 1.0

        As of the end of each fiscal quarter
        ending thereafter                                       3.0 to 1.0"

        1.2 Amendment of Section 6.29.3. Section 6.29.3(b) of the Credit Agreement is deleted in its entirety and the following is added in substitution therefor:

        "(b)    During the Alternate Permanent Facility Term, maintain a Fixed
Charge Coverage Ratio of not less than the following for the following respective periods:

        Period                                                  Ratio

        As of the end of each of the fiscal
        quarters ending in fiscal year 1996,
        for the trailing four fiscal quarter
        period then ended                                       1.5 to 1.0
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        As of the end of each fiscal quarter
        ending thereafter                                      2.0 to 1.0"


        2. Representations and Warranties. The Borrower represents and warrants that: (a) this Amendment No. 4 is a legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally, and (ii) general principals of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law); and (b) after giving effect to the execution of this Amendment No. 4, no Default or Unmatured Default has occurred and is continuing.


        3. Effective Date. The amendments contained in this Amendment No. 4 shall become effective only upon receipt by the Agent (with sufficient copies for the Lenders) of written agreement thereto by the Agent, the Required Lenders and the Borrower.


        4. Effect of Amendment. Upon execution of this Amendment No. 4, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein," or words like import, and each reference to the Credit Agreement in any of the other Loan Documents shall mean and be a reference to the Credit Agreement as amended hereby. Except as specifically set forth above, the Credit Agreement, the Exhibits and Schedules thereto and the Notes shall remain unaltered and in full force and effect and the respective terms, conditions or covenants thereof are hereby in all respects ratified and confirmed.


        5. Counterparts. This Amendment No. 4 may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one instrument.

        6. Governing Law. This Amendment No. 4 shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Illinois, but giving effect to federal laws applicable to national banks.


        IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 4 to be executed by their duly authorized representatives as of the date first written above.


                                                   SPX CORPORATION

                                           By: W.L. Trubeck
                                               ------------------------------

                                           Title: Sr. Vice President, Finance
                                                  and Chief Financial Officer
                                                  ---------------------------

                                           THE FIRST NATIONAL BANK OF
                                           CHICAGO, individually as a
                                           Lender and as Agent

                                           By: Patricia H. Besser
                                               ------------------------------

                                           Title: Vice President
                                                  ---------------------------
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                                          THE BANK OF NEW YORK, as Lender

                                          By: John M. Lokay, Jr.
                                              ---------------------------
                                          Title: Vice President
                                                 ------------------------

                                          NBD BANK, N.A., as Lender

                                          By: William C. Goodhue
                                              ---------------------------------

                                          Title: Vice President
                                                 ------------------------------

                                          THE BANK OF NOVA SCOTIA,
                                          as Lender

                                          By: F.C.H. Ashby
                                              ---------------------------------

                                          Title: Senior Manager Loan Operations
                                                 ------------------------------


                                          MICHIGAN NATIONAL BANK,
                                          as Lender

                                          By: Joseph M. Redoutey
                                              ---------------------------------

                                          Title: Vice President
                                                 ------------------------------

                                          SUMITOMO BANK, as Lender

                                          By: James W. Semonchik
                                              --------------------------------
                                          Title: Senior Vice President
                                                 -----------------------------

                                          THE YASUDA TRUST & BANKING
                                          CO., LTD., as Lender

                                          By: ________________________________

                                          Title: _____________________________


                                          MITSUBISHI TRUST & BANKING
                                          CORPORATION, as Lender

                                          By: Masaaki Yamagishi
                                              ---------------------------------
                                          Title: Chief Manager
                                                 ------------------------------



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                                                COMERICA BANK, as Lender

                                                By: James R. Grossett
                                                    ---------------------------
                                                Title: Vice President
                                                       ------------------------


                                                OLD KENT BANK & TRUST
                                                COMPANY, as Lender

                                                By: ___________________________

                                                Title: ________________________


                                                BANK OF TOKYO TRUST,
                                                as Lender

                                                By: Friedrich N. Wilms
                                                    ---------------------------
                                                Title: Vice President
                                                       ------------------------